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EXHIBIT 23-E CONSENT OF KPMG PEAT MARWICK

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Third Financial Corporation:

We consent to the inclusion of our report dated November 10, 1995 with respect to the consolidated balance sheets of Third Financial Corporation and Subsidiary as of September 30, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995 which report appears in the Form S-4 of Security Banc Corporation dated June 28, 1996 and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for Certain Investments in Debt and Equity Securities, Employee Stock Ownership Plans, and Income Taxes.

                                                     /s/ KPMG Peat Marwick LLP
                                    ------------------------------------------
                                                     KPMG Peat Marwick LLP

Columbus, Ohio

July 12, 1996